Exhibit 99.1
ManorCare
News Release

For Immediate Release

Contact:
Steven M. Cavanaugh, Chief Financial Officer
419/252-5601
scavanaugh@hcr-manorcare.com

Manor Care, Inc. Announces Change of Location for
Special Stockholder Meeting

TOLEDO, Ohio, October 5, 2007 — Manor Care, Inc. (NYSE:HCR) announced today that it has changed the location of the special meeting of stockholders to be held on October 17, 2007 at 2:00 p.m., Eastern Time. The new location for the meeting is the company’s headquarters located at 333 N. Summit Street, Toledo, Ohio. The date and time of the meeting are unchanged.

Manor Care, Inc., through its operating group HCR Manor Care, is a leading provider of short-term post-acute services and long-term care. The company’s nearly 60,000 employees provide high-quality care for patients and residents through a network of more than 500 skilled nursing and rehabilitation centers, assisted living facilities, outpatient rehabilitation clinics, and hospice and home care agencies. The company operates primarily under the respected Heartland, ManorCare Health Services and Arden Courts names. Shares are traded on the New York Stock Exchange under the ticker symbol HCR.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Manor Care, Inc. with MCHCR-CP Merger Sub Inc., an affiliate of The Carlyle Group, the company filed a proxy statement with the Securities and Exchange Commission (“SEC”) on September 14, 2007. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain the proxy statement, the notice of change of location of the meeting, which is being mailed to stockholders on October 5, 2007, and all other relevant documents filed by the company with the SEC free of charge at the SEC’s website at www.sec.gov or from Manor Care, Inc., Corporate Communications, P.O. Box 10086, Toledo, Ohio 43699, (419) 252-5500.